Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Prospectus Supplement of Chevy Chase Auto Receivables Trust 1997-3 of our report dated February 3, 1997, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts" in such Prospectus Supplement.

                                       /s/ Coopers & Lybrand L.L.P.

                                       Coopers & Lybrand L.L.P.


September 12, 1997.
New York, New York